Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
(510) 623-9400 x309	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results;
$8.0 Million Bookings Quarter Begins COVID-19 Recovery

Fremont, CA (April 8, 2021) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its third quarter of fiscal 2021 ended February 28, 2021.

Fiscal Third Quarter Financial Results:

●
Net sales were $5.3 million, compared to $6.1 million in the third quarter of fiscal 2020.
●
GAAP net loss was $735,000, or $0.03 per diluted share, and includes a $299,000 charge related to a voluntary replacement of a component to improve long term reliability of its systems. This compared to GAAP net income of $245,000, or $0.01 per diluted share, in the third quarter of fiscal 2020.
●
Non-GAAP net loss was $464,000, or $0.02 per diluted share, and includes the voluntary component replacement charge and excludes the impact of stock-based compensation, compared to non-GAAP net income of $452,000, or $0.02 per diluted share, in the third quarter of fiscal 2020.
●
Bookings were $8.0 million for the quarter, compared to $3.1 million in the third quarter of fiscal 2020.
●
Backlog as of February 28, 2021 was $3.7 million. Effective backlog, which includes backlog at the end of fiscal third quarter plus orders since the end of the third quarter, is $5.3 million.

Fiscal First Nine Months Financial Results:

●
Net sales were $9.0 million, compared to $18.5 million in the first nine months of fiscal 2020.
●
GAAP net loss was $2.6 million, or $0.11 per diluted share, compared to GAAP net income of $83,000, or $0.00 per diluted share, in the first nine months of fiscal 2020.
●
Non-GAAP net loss was $4.2 million, or $0.18 per diluted share, which excludes the impact of stock-based compensation and a non-cash net gain of $2.2 million and tax benefit of $215,000 related to the closure of Aehr’s Japan subsidiary during the first quarter. This compared to non-GAAP net income of $694,000, or $0.03 per diluted share, in the first nine months of fiscal 2020.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results
April 8, 2021

Gayn Erickson, President and CEO of Aehr Test Systems, commented on the improving customer and market conditions:

“Our bookings of $8.0 million during the third quarter is our highest bookings quarter in over a year and includes two customer orders for our FOX-XPTM test cells. One of these orders is from an existing customer for a partially populated FOX-XP multi-wafer test and burn-in system and multiple WaferPakTM Contactors to begin volume production of their high-performance silicon photonics devices. This customer is a major supplier of fiber optic transceivers in the Data Center Interconnect (DCI) market and is transitioning from Aehr’s FOX-NP™ system for initial production burn-in and stabilization to using Aehr’s production FOX-XP system to meet their high-volume production forecast. The other FOX-XP test cell order from a new customer totaled $4.3 million and included a single FOX-XP test system, a set of FOX DiePak Carriers®, and a fully automated DiePak loader/unloader. This order was for an initial test cell for test and burn-in of sensors to a major mobile device manufacturer.

“During our fiscal third quarter we began to see signs of recovery from several customer production ramp delays and push outs of forecasted orders that we experienced related to COVID-19. Our improved bookings and revenue in the quarter reflect significant increased activity with both current and new customer engagements as business conditions began to improve. This increased business activity includes reengagement with existing customers as they focus on increasing their production capacity, particularly as the data center and 5G infrastructure-related silicon photonics optical transceiver market is starting to recover. Multiple customers have completed facility upgrades for expected FOX system deliveries in the near future. In addition, we are seeing new customer investigations and evaluations for wafer level burn-in with multiple silicon carbide companies and over a dozen silicon photonics and transceiver laser stabilization applications, and also evaluations for both wafer level burn-in and package part burn-in for automotive devices.

“We are also seeing increased orders for our proprietary WaferPak consumables from existing customers in the silicon carbide and silicon photonics segments for their installed base of FOX multi-wafer test systems. Towards the end of our fiscal third quarter and into our fourth quarter so far, we have received multiple orders for new designs and added capacity for volume production test of silicon carbide power semiconductors for electric vehicles and electric vehicle chargers, as well as silicon photonics devices for data center and 5G infrastructure fiber optic transceivers. We are forecasting additional orders for our WaferPak and DiePak consumables during the remainder of the current fiscal year from our installed base of customers.

“With our increasing customer visibility, including facility improvements that customers have made to install our tools on their test floors, we continue to expect orders from the customers that told us they would ramp in the first half of our fiscal year. We expect to end our fiscal year with a strong year-over-year growth in our bookings. Unfortunately, the timing of some orders was delayed causing us to come in short of our revenue expectations for this fiscal year. Most importantly, we expect this booking momentum will continue, which will drive revenue growth in the next fiscal year.

“Looking forward this quarter and into our fiscal 2022 that begins June 1, we feel our outlook is very promising, with forecasts from current customers to ramp in silicon carbide for electric vehicles and electric vehicle chargers; silicon photonics for data center and 5G infrastructure; 2D, 3D and other mobile sensors; and flash memory devices. We also expect to announce new customer bookings and shipments, particularly in silicon carbide and other automotive devices, during this calendar year.”

Fiscal Q4 2021 Financial Guidance:
For the fiscal fourth quarter ending May 31, 2021, Aehr expects revenue to be at least $7.0 million, a 33% sequential increase from the third quarter, and to be profitable for the fiscal fourth quarter.

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results
April 8, 2021

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2021 operating results. To access the call dial 800-367-2403 (+1 334-777-6978 outside the United States) and give the participant pass code 1711315. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on April 15, 2021. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future, including the fourth quarter of fiscal 2021; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; the temporary nature of customer pushouts; shipping timelines for products and follow-on capacity orders; the growth of Aehr’s systems and consumables, including as a percentage of total sales; financial guidance for fiscal 2021, including related to revenue and profitability, and expectations regarding fiscal 2022; Aehr’s ability to expand its number of customers using its FOX-PTM solutions; the ability to secure potential customer engagements; expectations related to long-term demand for Aehr’s productions and the attractiveness of key markets; the belief that Aehr will be stronger after the current worldwide COVID-19 pandemic, including expectations related to greater production, more customers, more applications, and higher value products. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s Form 10-K for fiscal 2020, Form 10-Q for the first, second and third fiscal quarters of fiscal 2021 and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results
April 8, 2021

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 29,	Feb 28,	Feb 29,
	2021	2020	2020	2021	2020

Net sales	$5,267	$1,683	$6,111	$8,962	$18,518
Cost of sales	3,373	1,306	3,120	6,464	10,054
Gross profit	1,894	377	2,991	2,498	8,464

Operating expenses:
Selling, general and administrative	1,643	1,501	1,891	4,658	5,856
Research and development	903	820	845	2,623	2,532
Total operating expenses	2,546	2,321	2,736	7,281	8,388

(Loss) income from operations	(652)	(1,944)	255	(4,783)	76

Interest (expense) income, net	(10)	(12)	13	(35)	27
Net gain from dissolution of Aehr Test Systems Japan	-	-	-	2,186	-
Other (expense) income, net	(39)	(6)	(9)	(139)	6

(Loss) income before income tax (expense) benefit	(701)	(1,962)	259	(2,771)	109

Income tax (expense) benefit	(34)	(4)	(14)	177	(26)

Net (loss) income	(735)	(1,966)	245	(2,594)	83

Less: Net income attributable to the noncontrolling interest	-	-	-	-	-

Net (loss) income attributable to Aehr Test Systems common shareholders	$(735)	$(1,966)	$245	$(2,594)	$83

Net (loss) income per share
Basic	$(0.03)	$(0.08)	$0.01	$(0.11)	$0.00
Diluted	$(0.03)	$(0.08)	$0.01	$(0.11)	$0.00

Shares used in per share calculations:
Basic	23,525	23,396	22,937	23,390	22,823
Diluted	23,525	23,396	23,130	23,390	22,940

-more-

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results
April 8, 2021

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 29,	Feb 28,	Feb 29,
	2021	2020	2020	2021	2020

GAAP net (loss) income	$(735)	$(1,966)	$245	$(2,594)	$83
Stock-based compensation expense	271	257	207	798	611
Income from dissolution of Aehr Test Systems Japan	-	-	-	(2,401)	-
Non-GAAP net (loss) income	$(464)	$(1,709)	$452	$(4,197)	$694

GAAP net (loss) income per diluted share	$(0.03)	$(0.08)	$0.01	$(0.11)	$0.00
Non-GAAP net (loss) income per diluted share	$(0.02)	$(0.07)	$0.02	$(0.18)	$0.03
Shares used in GAAP diluted shares calculation	23,525	23,396	23,130	23,390	22,940
Shares used in non-GAAP diluted shares calculation	23,525	23,396	23,130	23,390	22,940

Non-GAAP net (loss) income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net (loss) income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net (loss) income. This limitation is best addressed by using this measure in combination with net (loss) income (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

-more-

Aehr Test Systems Reports Third Quarter Fiscal 2021 Financial Results
April 8, 2021

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	February 28,	November 30,	May 31,
	2021	2020	2020

ASSETS

Current assets:
Cash and cash equivalents	$4,738	$3,449	$5,433
Accounts receivable, net	2,721	1,429	3,717
Inventories	8,339	9,057	7,989
Prepaid expenses and other	571	433	512
Total current assets	16,369	14,368	17,651

Property and equipment, net	617	683	663
Operating lease right-of-use assets	1,763	1,918	2,107
Other assets	142	142	153
Total assets	$18,891	$17,111	$20,574

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,086	$1,155	$945
Accrued expenses	1,624	1,344	1,439
Operating lease liabilities, short-term	722	705	658
Customer deposits and deferred revenue, short-term	587	66	170
Line of credit	1,400	-	-
Current portion of long-term debt	1,492	1,213	653
Total current liabilities	6,911	4,483	3,865

Operating lease liabilities, long-term	1,185	1,361	1,605
Long-term debt, net of current portion	187	466	1,026
Deferred revenue, long-term	80	9	22
Other liabilities	43	-	-
Total liabilities	8,406	6,319	6,518

Aehr Test Systems shareholders' equity	10,485	10,792	14,077
Noncontrolling interest	-	-	(21)
Total shareholders' equity	10,485	10,792	14,056

Total liabilities and shareholders' equity	$18,891	$17,111	$20,574

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